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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): MAY 16, 2005

                        NORTHERN BORDER PIPELINE COMPANY
             (Exact name of registrant as specified in its charter)


             TEXAS                        333-88577              74-2684967
(State or other jurisdiction of         (Commission             (IRS Employer
         incorporation)                 File Number)         Identification No.)

           13710 FNB PARKWAY
            OMAHA, NEBRASKA                                      68154-5200
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (402) 492-7300



                -----------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE:

Northern Border Pipeline Company files this amended report to correct one typographical error in a report on Form 8-K filed with the Commission on May 20, 2005. In the interest of clarity, this amended report amends and restates in its entirety that previously filed report. The previously filed report incorrectly described the Revolving Credit Agreement as a "$200 million Revolving Credit Agreement," when it should be described as a "$175 million Revolving Credit Agreement."

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective May 16, 2005, we entered into a $175 million Revolving Credit Agreement with the lenders named therein and with Wachovia Bank, National Association, as Administrative Agent, SunTrust Bank, as Syndication Agent, Harris Nesbit Financing, Inc., Barclays Bank PLC, and Citibank, N.A. as Co-Documentation Agents; and Wachovia Capital Markets, LLC and SunTrust Capital Markets, Inc. as Co-Lead Arrangers and Book Managers ( the " Credit Agreement"). As of May 16, 2005, $29 million in borrowings were outstanding under the Credit Agreement, which funds were used to pay down the entire amount outstanding under our $175 Revolving Credit Agreement, which has terminated under its own terms. The interest rate applied to amounts outstanding under the Credit Agreement may, at our option, be either the lender's base rate or an adjusted London Interbank Offered Rate plus a spread that is based upon our long-term unsecured debt ratings. The term of the agreement is five years.

Under the Credit Agreement, we are required to comply with certain financial, operational and legal covenants. Among other things, we are required to maintain ratios of EBITDA (net income plus minority interests in net income, interest expense, income taxes and depreciation and amortization) to interest expense of greater than 3 to 1. We are also required to maintain a ratio of indebtedness to EBITDA of no more than 4.50 to 1. If we consummate one or more acquisitions in which the aggregate purchase price is $25 million or more, the allowable ratio of indebtedness to adjusted EBITDA is temporarily increased to 5 to 1. Upon any breach of these covenants, amounts outstanding under the Credit Agreement may become immediately due and payable.

The description of the Credit Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Credit Agreement itself, which is filed as Exhibit 10.1 hereto.

ITEM 2.03         CREATION OF A DIRECT FINANCIAL OBLIGATION

The information disclosed under Item 1.01 of the current report is incorporated into this Item 2.03 in its entirety.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

EXHIBIT
NUMBER            DESCRIPTION OF EXHIBIT
-------           ----------------------

10.1 Credit Agreement dated May 16, 2005 (Incorporated by reference to Exhibit 10.1 to Northern Border Pipeline Company's Form 8-K filed May 20, 2005 (File No. 333-88577)).


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 24, 2005                   NORTHERN BORDER PIPELINE COMPANY
                                     By:  Northern Plains Natural Gas Company,
                                          LLC, Operator


                                     By:    /s/ Jerry L. Peters
                                         ---------------------------------------
                                         Name:  Jerry L. Peters
                                         Title: Vice President, Finance and
                                                Treasurer


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                                  EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION OF EXHIBIT
-------      -------------------------------------------------------------------

10.1         Credit Agreement dated May 16, 2005 (Incorporated by reference to
             Exhibit 10.1 to Northern Border Pipeline Company's Form 8-K filed May 20, 2005 (File No. 333-88577)).


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